ASSIGNMENT OF OIL AND GAS LEASE

STATE OF KENTUCKY)
)
COUNTY OF WARREN)

For an adequate consideration, the receipt of which is acknowledged, **Northwest Oil and Gas Trading Company**, 28 Old Rudnick Ln, Dover, DE 19901 "Assignor," of, does hereby assign and convey unto **North West Oil and Gas Trading Company Inc**, of 4650 Wedekind Road Suit 2 Sparks, Nevada 89431 "Assignee," **effective April 24, 2018**, the following:

A. All (7% Overriding Royalty Interest, 25% Working Interest and 10 % Net Revenue Interest) of Assignor's' right, title and interest in and to the Oil and Gas wells specifically described by permit section B, hereafter called "the Wells";

B. All of Assignor's' right, title and interest in and to all personal property, easements, permits and rights-of-way situated upon or used or useful or held for future use in connection with the exploration, development or operation of the interests and wells described by permit number 11137 , or of any unitized area which includes any of such properties and interests, or in the production, treating, storing or transportation of oil, gas or other hydrocarbons. Wells located in Warren County Kentucky.

C. Previously recorded in Warren County Ky Book 1090 Page 844

Assignor, for themselves, their heirs and personal representatives or successors, does covenant and agree that they shall and will warrant and forever defend the above-bargained premises in the quiet and peaceable possession of Assignee, its heirs and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under Grantor.

Executed and delivered the day of Assignor's acknowledgment, to be effective as of the Effective Date. This Assignment is not valid until executed by Assignee, recorded, and a copy of the recorded instrument is returned to Assignor, below.

Assignor:

_______________________ 04/24/18
Northwest Oil and Gas Trading Company
Dean Knight

The foregoing instrument was acknowledged before me on this 24 day of April, 2018, 2018, by Dean Knight on behalf of said company Northwest Oil and Gas Trading Company.

My commission expires 7/15/2019

____
Notary Public for the State of Kentucky Ohio County

OFFICIAL SEAL
DEANNA M FOOKS
NOTARY PUBLIC - KENTUCKY
STATE-AT-LARGE ID # 537691
My Commission Expires July 15, 2019

Assignment prepared Dean Knight Northwest Oil and Gas Trading Company 28 Old Rudnick Ln, Dover DE 19901

____
Dean Knight
4/24/17

DOCUMENT NO: 964006
RECORDED:April 24,2018 02:19:00 PM
TOTAL FEES: $17.00
COUNTY CLERK: LYNETTE YATES
DEPUTY CLERK: BAILEY ADAMS
COUNTY: WARREN COUNTY
BOOK: D1160 PAGES: 754 - 754